Fierce & Kind

Fierce & Kind Spirits is a Southern California-based, minority- and woman-founded company that crafts award-winning spirits and gives back 25% of profits to impact economic growth and entrepreneurship in historically-underserved communities. We're not waiting for change, we're making it happen.


Fierce & Kind
Invest with purpose.
Official Spirits
San Diego Open

Invest

$99.90 minimum investment

DEADLINE: April 26, 2024

in a month

SHARE PRICE
$1.35

TOTAL RAISED
$52,653

VALUATION
$13,500,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION


Fierce&Kind
Spirits for Good
AMERICAN SPIRITS 2023 ASCOT AWARDS GOLD WINNER COUNCIL OF TASTERS
2023 L.A. SPIRITS AWARDS SILVER MEDAL
Fierce&Kind
STRAIGHT BOURBON WHISKEY
43% Alc. By Vol. | 750 mL
Fierce&Kind
AMERICAN VODKA
40% Alc. By Vol. | 750 mL
AMERICAN SPIRITS 2023 ASCOT AWARDS DOUBLE PLATINUM WINNER COUNCIL OF TASTERS
LAS VEGAS, NEVADA
GOLD
2023

Go-to-Market Proven & Primed for Growth

Launched three award winning spirits with give-back mission to engage community and spark virality contributing to broad and early adoption


PROVEN MODEL
Products with Market Fit
Purpose & Community-Driven Brand
Established & Growing Customer Base
Distribution Channels
1
2
3
4


FIT FOR GROWTH
Proven model
+
>60 core on/off-premise retail partners
+
$1mm seed investment
Poised for growth in largest spirit categories



DOUBLE PLATINUM
GOLD
Fierce&Kind
SILVER

"Spirits are experiencing their fastest growth in two decades."
- **Discus 2023 Annual Report**

Fierce&Kind

HIGHLIGHTS



Consumers are 7x more likely
to buy from a company that aligns with their values.
Fierce&Kind
AMERICAN VODKA
40% Alc. By Vol. | 750 mL

Values-Driven & Accelerated Market Growth

Fierce & Kind STANDS OUT in emerging craft market with consumers 7x more likely to buy from a company that aligns with their values

Market Traction Highlights

JANUARY 2023 LAUNCH

Launched in 2 of the 3 largest and fastest growing categories:
Bourbon - appeals to new to category, Gen-Z, women, at-home mixologists
Vodka - appeals to educated, premium consumers, clean taste, gluten-free, additive-free

MONTH 1

Established Direct to Consumer (DTC) channel and local independent restaurants and bottle shops

THE BOTTLE HOUSE SOUTH PARK

ROVINO RESTAURANT & BAR

MONTH 3

Broad & early adoption due to smooth and approachable flavor profile & cocktail versatility

Total Wine & More!

BEVMO!

MONTH 4

On menus and bars of market-influencing and iconic on-premise institutions.

60+ ON- AND OFF-PREMISE ACCOUNTS

MONTH 6

Relationship established with first national hotel chain customer

LOEWS HOTELS

MONTH 7

2023 Cymbiotika San Diego Open:
Official Spirits Sponsor of Internationally televised premiere sporting event. Invitation to return 2024

Today


Fierce&Kind
"Sweet and nutty with caramel, cocoa, and a sneaky soft palate..."
2023 Ascot Awards

Capitalizing on Dynamic Market Trends: Top Category and Segment Placements

By Category: $37.6bn Total Wholesale Value



Vodka $7.2bn (+1%)
Vodka owns 19% market share and has historically led the market at a significant margin.
American Whiskey $5.1bn (+10.5%)
American Whiskey's share grew to 14%, leading premiumization trends in the super- and ultra - premium markets.
Tequila/Mezcal $6bn (+17.2%)
Tequila market share has been growing at record-setting pace, now 16%, led by CA where tequila is close to surpassing vodka.
GOLD

By Segment: 60% in Premium+ Segments



Value $4.9bn 13% of Market
Premium $9.9bn
26% of Market
Super Premium $12.5bn
33% of Market
Ultra Premium $10.3bn
27% of Market
Premium Line Coming 2024 Vodka, Flavored Vodka, Bourbon, Blanco Tequila
Flagship Line 2023 American Vodka, Straight Bourbon, Reposado Tequila
Super Premium Series 2023 Quarterly Limited Release American Whiskeys, Anejo Tequila(2024 Release)

- **In 2022, the spirits market reached $37.6bn in sales, up $1.8bn**
- The top three spirit categories - vodka, whiskey, tequila which combined, account for $18.3bn, 49% of the total spirits market
- Spirits are experiencing the fastest growth in two decades

- **60+ percent of U.S. spirits revenue is drawn from the Premium, Super-Premium , and Ultra-Premium segments**
- Fierce & Kind's 2023 focus is on products in the Super- and Ultra- Premium segments
- Additional Premium products will be added in 2024

Fierce&Kind

Boiling the Pond & Mapping the Ocean

Targeted and rapid local market growth to fuel tradewinds into blue ocean opportunities

Off-Premise
Expand National Retail Distribution

On-Premise
National hotel, restaurant, and cruise chains

Events
National Wine & Spirits events, Sports team and event sponsorships



Alberston's
COSTCO Wholesale
Kroger
WHOLE FOODS MARKE!
TARGET
Total Wine & More!
BEVMO!
ACCOUNTS TODAY
ACCOUNTS TO GROW
ACCOUNTS TODAY
BONVOY
VIKING
LOEWS HOTELS
KIMPTON
Disney
Local Iconic
Cheesecake Factory
FOUR SEASONS
LANDRY'S
ACCOUNTS TO GROW
EVENTS TO DATE
CORONADO
SYMBIOTIKA
San Diego OPEN
BASH
DEL MAR FOOD & WINE
BNP PARIBAS Indian Wells
CHEF BBQ
SD LEGION
Aspen Food & Wine Classic
LA FOOD & WINE
ACCOUNTS TO GROW

Fierce & Kind's growth strategy is to expand into new regional and national accounts and events (graphic illustration not to scale).

Fierce&Kind

BUSINESS MODEL

2023 Objectives:

Establish a solid foundation across 4 areas of the business to enable scalability & growth

Objective 1: Product

Create and market test high-quality products

- ☑ **Recognition** from international spirits competitions
- ☑ **Validation** from placement in marquis restaurants and retail

Objective 2: Distribution

Establish an omni-channel distribution network.

- ☑ **Online:** Current Reach: 42 states Sales-to-Date: in 20 states
- ☑ **On-Premise** Appear on bars and cocktail menus in iconic, influential venues
- ☑ **Off-Premise** On shelves in Total Wine & More, BevMo! + independent shops throughout CA

Objective 3: Community

Build network of evangelists to grow brand awareness

- ☑ Build organic community on social media
- ☑ Build community through sponsoring live events

Objective 4: Investment

Raise $1mm

- ☐ Seeking investors

Fierce&Kind

Growth Objectives with Investment:
Expansion of product line and distribution

Objective 1: Product

Replenish inventory and develop spirits for Premium segment

- [ ] Complete import and launch of Reposado Tequila
- [ ] Initiate Barrel investment program to reduce COGS

Objective 2: Distribution

Scale distribution into new geographic markets with expanded sales & marketing resources

- [ ] **Online:** Engage Digital Marketing agency to activate online purchasing
- [ ] **On-Premise** Add Sales Reps and Brand Ambassadors in urban markets
- [ ] **Off-Premise** expand with national retailers and add a distribution partner

Objective 3: Community

Accelerate Foundation with funding and events

- [ ] Demonstrate effectiveness of community investment
- [ ] Grow portfolio of organizations and activity

Objective 4: National

Recreate the sales and marketing model in new geographic markets.

Fierce&Kind


Fierce&Kind
AMERICAN VODKA
gathering | family & friends | celebration | ttradition | the communal table | life well-lived |
remembering | raising a glass | sharing stories | love | deep conversations | do good | gathering |
family & friends | celebration | ttradition | the communal table | life well-lived | remembering |
raising a glass | sharing stories | love | deep conversations | do good | live fiercely | show kindness
Drink with purpose.

We Believe in the Potential of the Human Spirit.

We created the Fierce & Kind Equity Foundation to funnel real energy, action, and capital into building economic opportunities and entrepreneurship in historically-disadvantaged communities.

Fierce & Kind is committed to driving 25% of our profits to our foundation because we believe in the human spirit and know that with the right resources, people and their communities can do better and build stronger futures. Because we believe that opportunity matters and the scales need to be leveled.

We proudly follow the leadership model set by companies like Ben & Jerry's and Patagonia in establishing a new standard for corporate responsibility and citizenry.

WE'RE NOT WAITING FOR CHANGE. WE'RE MAKING IT HAPPEN.

FIERCE & KIND EQUITY FOUNDATION



Fierce & Kind

TEAM

THE TEAM



Basem Harb, Founder, CEO

An ardent entrepreneur and executive in the technology space, Basem has proven experience in business execution - building technical, sales, marketing teams with capabilities to deploy assets globally.

From his first venture, CSG Visual (launched as a student at UC San Diego), to this most current launch, the overriding goal has been to uncover and grow market opportunities. He understands that more than ever, consumers want to purchase from brands that align with their values in authentic and meaningful ways. Basem has also committed time to non-profit work and has served as a board member for the YMCA of La Jolla and Teach the Teachers Collaborative.

As a displaced person from war-torn Palestine, Basem understands first-hand how global power dynamics can deny access to equity in historically excluded communities. A social activist from the age of 15, Basem's passion for impacting the lives of communities affected by war, poverty, and underrepresentation has been a critical underpinning of his life. He now turns his attention to helping historically excluded communities to change stigmas, promote access, and build generational equity.



Cyndi Smith, Co-Founder, CAO

Cyndi brings 15 years of corporate leadership and change management experience to the team. Her passion for and commitment to equity in education as the means to opportunity continues as she joins the Fierce & Kind leadership team, managing business administration, fundraising, and marketing. As a former global business development executive, she excels at finding creative and resourceful solutions.



Omar Harb, Market Analyst

Omar's expertise in analytics and strategy as a former PwC consultant and logistics expertise from his work with JLL drives the market research, logistics and supply chain efficiencies.



Ashtin Berry, Food & Beverage Industry Consultant

Ashtin is recognized force in the beverage industry. She is an activist, educator, sommelier, mixologist, sociologist, beverage consultant, human being, and creator of not just cocktails but change.



Lenny Raney, Outreach

Through Lenny's work as Los Angeles based educator, DJ/creative, and brand strategist with a specific focus on justice oriented projects, he is contributing to the growth of loyal customer base and critical partnerships.



Kevin Carpenter, Product Management

As a nationally-recognized consultant in the beverage alcohol space working, Kevin has worked with all types of well- established, national brands and start- ups. He is considered an expert in production, operations, development and procurement, primarily for his groundbreaking work with the Kirkland Spirits program.



Mackenzie Rutherford, Social Media Strategist

Mackenzie is an innovative social media and branding strategist, focused on developing the voice and aesthetic of the brand and building an engaged digital community.

F&K


THANK YOU
info@fiercenkind.com
www.fiercenkind.com
Fierce&Kind


Fierce&Kind

USE OF PROCEEDS

If the offering's maximum amount of $1,069,999 is raised:

Use	Value	% of Proceeds
Marketing and Promotion	$250,001	23.4%
Hiring & Compensation (Sales, Marketing, Logistics)	$225,000	21.0%
Inventory (Aged Distilled Spirits)	$380,000	35.5%
General & Administrative	$77,000	7.2%
Research & Formulation	$85,569	8.0%
Intermediary fees	$52,430	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Fierce & Kind Ltd.. This offering must raise at least $10,000 by April 26, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Fierce & Kind may issue additional securities to raise up to $1,069,999, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,792,592 shares
× $1.35 per share

$14,569,999 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on November 16, 2022
- Form C/A on January 3, 2023
- Form C/A on March 14, 2023
- Form C/A on April 21, 2023
- Form C/A on May 1, 2023
- Form C/A on May 12, 2023
- Form C/A on June 22, 2023
- Form C/A on August 28, 2023
- Form C/A on October 27, 2023
- Form C/A on October 31, 2023
- Form C/A on January 2, 2024
- Form C/A on March 8, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook

UPDATES

Mar 8, 2024 • Filed Form C/A

Feb 13, 2024 • Fierce & Kind in the News!! Last week, Founder...

Jan 9, 2024 • Mark your calendars! January 17, 2024 at...

Jan 2, 2024 • Filed Form C/A

Oct 31, 2023 • Filed Form C/A

Oct 27, 2023 • Filed Form C/A

Oct 19, 2023 • Wondering what's next for Fierce & Kind...

Sep 18, 2023 • "Fierce & Kind Joins Growing Local Spirits...

Aug 28, 2023 • Filed Form C/A

Aug 16, 2023 • Something's brewing on the court...

Jul 18, 2023 • More growth announcements! Total Wine & More...

Jun 26, 2023 • Fierce & Kind Breakthrough: Now in 2 major...

Jun 22, 2023 • Filed Form C/A

May 26, 2023 • TWO MORE PRESTIGIOUS AWARDS FOR FIERCE & KIND!...

May 12, 2023 • Filed Form C/A

May 1, 2023 • Filed Form C/A

Apr 21, 2023 • Filed Form C/A

Mar 14, 2023 • Filed Form C/A

Mar 9, 2023 Fierce & Kind American Vodka gets GOLD! In its...

Feb 13, 2023 Hey investors! We've been hard at work since...

Jan 4, 2023 We are LAUNCHED! The first batches of Fierce &...

Jan 3, 2023 Filed Form C/A

Dec 8, 2022 Fierce & Kind is excited to announce that our...

Nov 16, 2022 Primary offering of 792,592 shares at $1.35

Nov 16, 2022 Filed Form C

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